UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2015

WOLVERINE TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53767	98-0569013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

#55, 11020 Williams Road, Richmond, British Columbia, Canada	V7A 1X8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 297-4409

Wolverine Exploration Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
Item 8.01	Other Items

On July 31, 2015, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary Wolverine Technologies Corp., a Nevada corporation, to effect a name change from Wolverine Exploration Inc. to Wolverine Technologies Corp. Our company will remain the surviving company. Wolverine Technologies Corp. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name was filed with the Nevada Secretary of State on August 4, 2015, with an effective date of August 12, 2015.

The name change has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of August 12, 2015.

The name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on August 12, 2015. Our trading symbol will not change in connection with the change of name. Our new CUSIP number is 978086 106.

Item 9.01	Financial Statements and Exhibits

3.1	Articles of Merger filed with the Nevada Secretary of State on August 4, 2015 with an effective date of August 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLVERINE TECHNOLOGIES CORP.

/s/ Richard Haderer
Richard Haderer
CEO and Director
Date: August 11, 2015